UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 000-52898

Colorado	46-5158469
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

(720) 390-3880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	UGRO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On February 21, 2020, urban-gro, Inc. (the “Company”) entered into a letter agreement (the “Credit Agreement”) by and among the Company, as borrower, urban-gro Canada Technologies Inc. and Impact Engineering, Inc., as guarantors, the lenders party thereto (the “Lenders”), and Bridging Finance Inc., as administrative agent for the Lenders (the “Agent”). The Credit Agreement, which remains subject to certain closing customary conditions, is comprised of (i) a 12-month senior secured demand term loan facility in the amount of $2.7 million (Can$), which is to be funded in its entirety on the closing date (the “Term Loan”); and (ii) a 12-month demand revolving credit facility of up to $5.4 million (Can$), which may be drawn from time to time, subject to the terms and conditions set forth in the Credit Agreement (the “Revolving Facility,” and together with the Term Loan, “the Facilities”).

The final maturity date of the Facilities will be the earlier of (i) demand, and (ii) the date that is 12 months after the closing date, with a potential extension to the date that is 24 months after the closing date (the “Maturity Date”). The Facilities will bear interest at the annual rate established and designated by the Bank of Nova Scotia as the prime rate, plus 11% per annum. Accrued interest on the outstanding principal amount of the Facilities will be due and payable monthly in arrears, on the last business day of each month, and on the Maturity Date.

The Revolving Facility may be borrowed and re-borrowed on a revolving basis by the Company during the term of the Facilities, provided that borrowings under the Revolving Facility will be limited by a loan availability formula equal to the sum of (i) 90% of insured accounts receivable, (ii) 85% of investment grade receivables, (iii) 75% of other accounts receivable, (iv) 50% of eligible inventory, and (v) the lesser of $4.05 million (Can$) and (A) 75% of uncollected amounts on eligible signed equipment orders for equipment systems contracts and (B) 85% of uncollected amounts on eligible signed professional services order forms for design contracts.. The Revolving Facility may be prepaid in part or in full without a penalty at any time during the term of the Facilities, and the Term Loan may be prepaid in full or in part without penalty subject to 60 days prior notice in each case subject to certain customary conditions.

The Company intends to use a portion of the proceeds from the Term Loan to pay the Agent a commitment fee in the amount of $162,000 (Can$). Pursuant to the Credit Agreement, the Company will be required to pay the Agent an annual administration and monitoring fee in the amount of $32,400 (Can$) plus applicable taxes. As additional consideration for the entering into the Credit Agreement, the Company plans to issue 500,000 shares of its common stock on the closing date to the Agent, or the Lenders or their nominee, in each case as directed by the Agent. In addition, the Company intends to utilize a portion of the proceeds from the Term Loan to refinance existing indebtedness, including a $2.0 million (USD) loan with Hydrofarm Holdings Group, Inc., dated December 6, 2018 (the “Hydrofarm Loan Agreement”). The Company plans to terminate the Hydrofarm Loan Agreement concurrently with the closing of the transactions contemplated by the Credit Agreement. Remaining proceeds from the Facilities are expected to be used (i) to pay down existing debt obligations and (ii) for general working capital purposes.

The obligations of the Company under the Facilities will be secured on a first lien basis (subject to certain permitted liens as set forth in the Credit Agreement) by substantially all of the assets of the Company and certain wholly-owned subsidiaries of the Company, as well as a limited recourse personal guarantee of Bradley Nattrass, the Chief Executive Officer of the Company.

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The Credit Agreement also contains customary provisions, representations, warranties and events of default for facilities of this nature and affirmative and negative covenants, including without limitation, covenants relating to maintenance of collateral, reorganization and change of control transactions, creation of liens and incurrence of indebtedness.

The Company anticipates that the closing conditions under the Credit Agreement will be satisfied on or about February 25, 2020 at which time the Term Loan will be funded and the first advance of the Revolving Facility is anticipated to be made.

Amendment of Promissory Note and Subordination Agreement

In connection with the execution of the Credit Agreement, on February 21, 2020, the Company entered into an agreement to amend the promissory note (the “Promissory Note”) dated October 18, 2018, as amended on May 20, 2019, between the Company and James Lowe, a director of the Company (the “Amending Agreement”). Pursuant to the Amending Agreement, Mr. Lowe agreed to extend the maturity date of the promissory note from December 31, 2019 to the date which is the earlier of 60 days following the date: (a) on which demand for repayment is made by the Lender under the Credit Agreement; or (b) which is the Maturity Date of the Credit Agreement.

In addition, on or about February 25, 2020, the Company is expected to enter into a subordination, postponement and standstill agreement with Mr. Lowe (the “Subordination Agreement”) pursuant to which Mr. Lowe will agree to postpone and subordinate all payments due under the Promissory Note until the Facilities have been fully and finally repaid. The term for the Subordination Agreement will continue in force as long as the Company is indebted to the Agent or Lenders under the Credit Agreement.

In consideration for Mr. Lowe’s agreement to extend the maturity date of the Promissory Note and to enter into the Subordination Agreement, the Company agreed to issue 100,000 shares of its common stock to Mr. Lowe.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described above, on February 21, 2020, the Company agreed to issue 500,000 shares of its common stock on the closing date to the Agent or the Lenders or their nominee, in each case as directed by the Agent, in consideration for its agreement to provide the Facilities. In addition, on or about February 25, 2020, the Company will issue 100,000 shares of its common stock to Mr. Lowe in consideration for his agreement to extend the maturity date of the Promissory Note and to enter into the Subordination Agreement. The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The shares of common stock to be issued by the Company to the Agent or the Lenders or their nominee and the shares issued to Mr. Lowe will be issued or were issued, as applicable, pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder. There were no underwriting discounts or commissions paid in connection with such issuances.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, the Board of Directors of the Company (the “Board”) appointed Richard (“Dick”) Akright, the Company’s Chief Financial Officer, to the Board. As an officer of the Company, Mr. Akright will not receive additional compensation for his role as a member of the Board. The Board has not yet determined whether Mr. Akright will serve on any committee(s).

Mr. Akright, age 60, was appointed as the Company’s Interim Chief Financial Officer in August 2019 and became Chief Financial Officer on December 1, 2019. From August 2018 to the present, Mr. Akright has been a director with Akright Group International LLC, Aurora, CO, where he performed financial consulting services for small and mid-sized businesses. From May through July 2018 he was unemployed. From July 2013 through May 2018 he was Chief Financial Officer for LABS, Inc., a Centennial, Colorado based privately held company. Mr. Akright has more than 20 years of executive leadership and Board of Director experience across a variety of industries and ownership structures. He has served as Chief Financial Officer of companies owned by private equity investors and in the top financial position of corporate divisions of publicly traded companies. He received a Bachelor of Business degree in Accounting from Western Illinois University in 1980 and a Master of Science in Business Administration from Colorado State University in 1989.

Item 7.01	Regulation FD Disclosure.

On February 21, 2020, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated February 21, 2020, issued by urban-gro, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

urban-gro, INC.
(Registrant)

Date: February 25, 2020	By:	/s/ Bradley Nattrass
	Name:	Bradley Nattrass
	Title:	Chief Executive Officer

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